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                                  EXHIBIT 12.1

   Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends
                              (Dollars in millions)


The Company's consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated are set forth below:


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                                                                                           Quarter Ended
                                                                                           -------------
                                                                  March 31,   December 31,  September 30,  June 30,   March 31,
                                                                   1998          1997            1997         1997       1997
                                                                   ----          ----            ----         ----       ----

Income before income taxes                                      $    54.2      $     58.9       $  57.9     $   58.8    $   66.4

Combined fixed charges and preferred stock dividends:
    Interest expense on deposits                                    116.0           119.5         119.2        117.3       116.7

    Interest expense on long-term debt                                3.4             3.4           3.0          ---         ---

    Interest expense on guaranteed preferred  beneficial              4.6             4.8           4.5          1.4         ---
       interest in Company's junior subordinated debentures

    Appropriate portion (1/3) of rent expense                         1.0             0.2           1.1          1.1         1.1

    Preferred stock dividend requirements                             ---             0.1           0.1          0.1         0.1
                                                                ---------      ----------       -------     --------    --------

       Total combined fixed charges and
           preferred stock dividends                            $   125.0      $    128.0       $ 127.9     $  119.9    $  117.9
                                                                ---------      ----------       -------     --------    --------
                                                                ---------      ----------       -------     --------    --------
       Total combined fixed charges and
          preferred stock dividends (excluding interest
          expense on deposits)                                  $     9.0      $      8.5       $   8.7     $    2.6    $    1.2
                                                                ---------      ----------       -------     --------    --------
                                                                ---------      ----------       -------     --------    --------

Earnings before income taxes and combined fixed
   charges and preferred stock dividends                        $   179.2      $    186.9       $ 185.8     $  178.7    $  184.3
                                                                ---------      ----------       -------     --------    --------
                                                                ---------      ----------       -------     --------    --------

Ratio of earnings to combined fixed charges and
   preferred stock dividends (including interest expense
   on deposits)                                                      1.43x           1.46x         1.45x        1.49x       1.56x
                                                                ---------      ----------       -------     --------    --------
                                                                ---------      ----------       -------     --------    --------
Ratio of earnings to combined fixed charges and
   preferred stock dividends (excluding interest expense
   on deposits)                                                      7.02x           7.90x         7.59x       23.09x      55.92x
                                                                ---------      ----------       -------     --------    --------
                                                                ---------      ----------       -------     --------    --------

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